SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 06/30/2003
FILE NUMBER 811-2699
SERIES NO.: 1

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                    62,563
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                    26,560
              Class C Shares                    10,049
              Class R Shares                       589
              Institutional Class                  481


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 23.57
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 21.56
              Class C Shares                   $ 21.54
              Class R Shares                   $ 23.57
              Institutional Class              $ 23.77